SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2004

FORMFACTOR, INC.

(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50307	13-3711155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore, California	94551
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2004, the Compensation Committee of the Board of Directors of FormFactor, Inc. (“FormFactor” or the “Company”) approved entering into Change of Control Severance Agreements with each of its named executive officers and certain other executives. The Company adopted these agreements as part of its review of compensation and benefits of the Company. A copy of the form of change of control agreement will be filed as an exhibit to the Company’s next periodic report.

Each change of control agreement provides for the executive to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of the Company, subject to the executive signing a release of claims against the Company:

•	A lump sum severance payment equal to one year of base salary and bonus;

•	Health benefits continuation for one year (subject to the participating executive’s compliance with a confidentiality agreement and an agreement not to solicit employees of the Company for one year after termination); and

•	Accelerated vesting of options or other equity awards.

Terminations of employment that entitle the executive to receive severance benefits under the change in control agreement consist of either termination by the Company without cause or resignation by the executive for good reason (as each of these terms is defined in the change of control agreement), in each case within one year following a change of control.

The change of control agreements provide that if payments to an executive are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, either the severance benefits would be reduced to minimize the excise tax that is payable or the benefits would be paid in, whichever is more advantageous to the executive.

A “change of control” for purposes of the change of control agreements means:

•	the consummation of a merger or consolidation of the Company resulting in a change in ownership of more than 40% of the total voting securities of the Company;

•	any approval by the shareholders of the Company of a plan of complete liquidation of the Company, other than as a result of insolvency;

•	the sale or disposition of all or substantially all of the Company’s assets;

•	an acquisition of 40% or more of the Company’s voting securities; or

•	during any period of two consecutive years, the current directors (or their successors approved by the Board of Directors) ceasing to constitute a majority of the Board of Directors.

The change of control agreements do not alter the at-will employment of the executives who enter into the agreements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: December 14, 2004	By:	/s/ Jens Meyerhoff
		Name:	Jens Meyerhoff
		Title:	Chief Operating Officer and Chief Financial Officer